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                                       April 25, 1998 - INFORMATION ON DISTRIBUTION              EXHIBIT 28.2
                                                     TO CERTIFICATEHOLDERS

Bear Stearns Mortgage Securities Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $306,165,955   6.474%    $1,626,601    $1,626,601   $38,264,935     $267,901,019
  R                100             0   6.474%             0             0             0                0
  B-1        5,257,000     5,251,798   6.474%        27,902        27,902         4,525        5,247,273
  B-2       13,142,815    13,129,811   6.474%        69,756        69,756        11,313       13,118,497

          $350,471,515  $324,547,564             $1,724,259    $1,724,259   $38,280,773     $286,266,789




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